Exhibit 99.1
                                                                    ------------

AB


                                                                    NEWS RELEASE


For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800



Commodore Applied Technologies, Inc.

         o    Commodore  Advanced  Sciences,   Inc.  receives  subcontracts  and
              purchases assets from American Aquatics for biological monitoring services in Paducah, KY and Oak Ridge, TN


NEW YORK, NY - February 23, 2007 - Commodore Applied Technologies,  Inc. (OTCBB:
CXIA), today announced that its wholly owned environmental services subsidiary, Commodore Advanced Sciences, Inc. (CASI), has entered into a purchase agreement effective January 19, 2007, for the biological staff and equipment, and received subcontracting agreements from American Aquatics, a nationally recognized biological consulting firm based in Oak Ridge, TN.

As a result of this transaction, CASI now has an outstanding staff of aquatic biologists who have extensive experience in evaluation of aquatic ecosystems and collection and identification of benthic macro-invertebrates. CASI's new capabilities include fish and aquatic insect sample collection, taxonomy, and enumeration. CASI has the only benthic laboratory in the eastern United States that is licensed and capable of handling aquatic samples that are potentially contaminated with radioactivity, while simultaneously processing uncontaminated samples.



                                     -more-
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                             CXIA Reports CASI Subcontract and Asset Acquisition
                                                               February 23, 2007
                                                                          Page 2




Mr. Mack Jones, President and Chief Operating Officer stated: "This recent acquisition and subcontracting award is a natural expansion of Commodore's current environmental capabilities into the biological monitoring and ecological studies arena, and adds a new dimension enabling CASI to better serve the diverse needs of their clients."

CASI will immediately provide these sampling and laboratory services at Oak Ridge National Laboratory (ORNL) and (ii) the Environmental Restoration Program at DOE's Paducah, KY site. Total value of these contracts is expected to be approximately $350,000 in 2007. Near-term potential new clients include the East Tennessee Technology Park Biological Monitoring and Abatement Program.

Chairman and Chief Executive Officer, Mr. Shelby Brewer stated: "This transaction does several things to strengthen our Company. It gives us a commercial position in additional environmental services to the DOE and others in the area of invertebrate sampling and analysis. We have integrated the required staff necessary for the performance of these new contracts seamlessly in our new Oak Ridge, TN facility. Additionally, the Company will now have a material presence at another DOE laboratory location, Paducah, KY."

                                     -more-

                             CXIA Reports CASI Subcontract and Asset Acquisition
                                                               February 23, 2007
                                                                          Page 3




Mr.  Walt  Foutz,   Vice   President  of  Operations,   commented:   "These  new
subcontracts, staff and equipment allow us to showcase our wide range of environmental sampling and analysis capabilities to a new group of DOE subcontractors. We have delivered excellent historical results on our current EDAM contract to the DOE and look forward to delivering exceptional service and value added products to our new clients in Paducah, KY." Mr. Foutz continued:
"We have acquired a top notch biological staff with excellent technical and analytical capabilities at our Oak Ridge facility and will continue as a market leader in these specialized services."

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Advanced Sciences and Commodore Solution Technologies. The Commodore companies provide environmental and technical services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.


                                     -more-

                             CXIA Reports CASI Subcontract and Asset Acquisition
                                                               February 23, 2007
                                                                          Page 4



This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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